UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WHX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	12-3768097
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1133 Westchester Avenue, Suite N222, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

Item 1.	Description of Registrant’s Securities to Be Registered.

A description of the common stock of WHX Corporation (the “Company”), par value $0.01 per share, to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-146803 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on October 18, 2007, as subsequently amended by any amendments to such Registration Statement.  Such Registration Statement, as amended, is hereby incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 4, 2008	WHX CORPORATION

	By:	/s/ James F. McCabe, Jr.
		Name:	James F. McCabe, Jr.
		Title:	Senior Vice President and Chief Financial Officer